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                                                                     EXHIBIT 3.2

                        2004 AMENDED AND RESTATED BYLAWS

                                       OF

                             SYNETICS SOLUTIONS INC.

                                    ARTICLE 1

                        SHAREHOLDERS MEETINGS AND VOTING

         1.1 Annual Meeting. The annual meeting of the shareholders shall be held on the second Tuesday in June of each year at 10:00 a.m., unless a different date or time is fixed by the Board of Directors and stated in the notice of the meeting. Failure to hold an annual meeting on the stated date shall not affect the validity of any corporate action.

         1.2 Special Meetings. Special meetings of the shareholders, for any purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors.

         1.3 Place of Meetings. Meetings of the shareholders shall be held at any place in or out of Oregon designated by the Board of Directors. If a meeting place is not designated by the Board of Directors, the meeting shall be held at the Corporation's principal office.

         1.4 Notice of Meetings. Written or printed notice stating the date, time and place of the shareholders meeting and, in the case of a special meeting or a meeting for which special notice is required by law, the purposes for which the meeting is called, shall be delivered by the Corporation to each shareholder entitled to vote at the meeting and, if required by law, to any other shareholders entitled to receive notice, not earlier than 60 days nor less than 10 days before the meeting date. If mailed, the notice shall be deemed delivered when it is mailed to the shareholder with postage prepaid at the shareholder's address shown in the Corporation's record of shareholders.

         1.5 Waiver of Notice. A shareholder may at any time waive any notice required by law, these Bylaws or the Articles of Incorporation. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes for filing with the corporate records. A shareholder's attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         1.6 Fixing of Record Date. The Board of Directors may fix a future date as the record date to determine the shareholders entitled to notice of a shareholders meeting, demand a special meeting, vote, take any other action or receive payment of any share or cash dividend or other

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distribution. This date shall not be earlier than 70 days or, in the case of a meeting, later than 10 days before the meeting or action requiring a determination of shareholders. The record date for any meeting, vote or other action of the shareholders shall be the same for all voting groups. If not otherwise fixed by the Board of Directors, the record date to determine shareholders entitled to notice of and to vote at an annual or special shareholders meeting is the close of business on the day before the notice is first mailed or otherwise transmitted to shareholders. If not otherwise fixed by the Board of Directors, the record date to determine shareholders entitled to receive payment of any share or cash dividend or other distribution is the close of business on the day the Board of Directors authorizes the share or cash dividend or other distribution.

         1.7 Shareholders List for Meeting. After a record date for a meeting is fixed, the Corporation shall prepare an alphabetical list of all shareholders entitled to notice of the shareholders meeting. The list shall be arranged by voting group and, within each voting group, by class or series of shares, and it shall show the address of and number of shares held by each shareholder. The shareholders list shall be available for inspection by any shareholder, upon proper demand as may be required by law, beginning two business days after notice of the meeting is given and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the shareholders list available at the meeting, and any shareholder or the shareholder's agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders list does not affect the validity of action taken at the meeting.

         1.8      Quorum; Adjournment.

                  (1) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

                  (2) A majority of votes represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment, except that notice is required if a new record date is or must be set for the adjourned meeting. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.

                  (3) Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

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         1.9      Voting Requirements; Action Without Meeting.

                  (1) If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

                  (2) Action required or permitted by law to be taken at a shareholders meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Secretary for inclusion in the minutes for filing with the corporate records. Shareholder action taken by written consent is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date.

         1.10 Proxies. A shareholder may vote shares in person or by proxy. A shareholder may appoint a proxy by signing an appointment form either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

         1.11 Meeting by Telephone Conference. Shareholders may participate in an annual or special meeting by, or conduct the meeting through, use of any means of communications by which all shareholders participating may simultaneously hear each other during the meeting, except that no meeting for which a written notice is sent to shareholders may be conducted by this means unless the notice states that participation in this manner is permitted and describes how any shareholder desiring to participate in this manner may notify the Corporation. Participation in a meeting by this means shall constitute presence in person at the meeting.

         1.12     Notice of Shareholder Business and Nominations.

                  (1)      Annual Meetings of Shareholders.

                           (a)      Nominations of persons for election to the
Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders
(i) pursuant to the Corporation's notice of meeting or any supplement thereto,
(ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record both when notice is given as provided for in this Section 1.12 and on the date of the annual meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.12.

                           (b)      For nominations or other business to be
properly brought before an

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annual meeting by a shareholder pursuant to this Section 1.12, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for shareholder action, as determined by the Board of Directors. To be timely, a shareholder's notice must be delivered to the Secretary at the principal office of the Corporation at least 90 days, and no earlier than 120 days, before the first anniversary of the date of the proxy statement for the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date, notice by the shareholder to be timely must be so delivered no earlier than 120 days before the annual meeting and no later than the later of 90 days prior to such annual meeting or 10 days following the day on which public announcement of the date of such meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period for the giving of a shareholder's notice as described above. The shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting the business at the meeting and any material interest in the business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such shareholder and of such beneficial owner, as they appear on the Corporation's books, (b) the class and number of shares of the Corporation owned beneficially and of record by such shareholder and such beneficial owner, (c) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (d) a representation as to whether the shareholder or beneficial owner, if any, intends or is part of a group that intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise solicit proxies from shareholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish any other information it reasonably requires to determine the eligibility of the proposed nominee to serve as a director.

                           (c)      Notwithstanding anything in this Section
1.12 to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 1.12 shall also be considered timely (but only with respect to nominees for any new positions created by such increase) if it is delivered to the Secretary at the principal office of the Corporation not later than the close of business on the 10th day following the day on which the public announcement is first made by the Corporation.

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                  (2)      Special Meetings of Shareholders. Only business that
has been brought before a special meeting of shareholders pursuant to the Corporation's notice of meeting shall be conducted at a special meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) if the Board of Directors has determined that directors shall be elected at the meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this
Section 1.12, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.12. If the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to the position(s) specified in the Corporation's notice of meeting, if the shareholder's notice required by this Section 1.12 is delivered to the Secretary at the principal office of the Corporation not earlier than the close of business on the 90th day prior to the special meeting and not later than the close of business on the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at the meeting. The public announcement of an adjournment of a special meeting shall not commence a new time period for the giving of a shareholder's notice as described above.

                  (3)      General.

                           (a)      Only the persons nominated in accordance
with this Section 1.12 shall be eligible to be elected at an annual or special meeting of shareholders to serve as directors, and only the business that has been brought before a meeting of shareholders in accordance with the procedures set forth in this Section 1.12 shall be conducted at the meeting. Except as otherwise provided by law, the Articles of Incorporation of the Corporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this
Section 1.12 and, if any proposed nomination or business is not in compliance with this Section 1.12, to declare that such defective proposal or nomination be disregarded.

                           (b)      For the purposes of these Bylaws, "public
announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

                           (c)      Notwithstanding the foregoing provisions of
Section 1.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Section 1.12. Nothing in Section 1.12 shall affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to rules under the Exchange Act.

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                                    ARTICLE 2

                               BOARD OF DIRECTORS

         2.1 Duties of Board of Directors. All corporate powers of the Corporation shall be exercised by or under the authority of its Board of Directors; the business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

         2.2 Number, Term and Qualification. The number of directors of the Corporation shall be at least one and no more than seven. Within this range, the initial number of directors shall be one, and the number of directors shall otherwise be determined from time to time by the Board of Directors. At such time as the number of directors is first increased to six or more, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class ("Class I") to expire at the first annual meeting of shareholders following the classification, the term of office of the second class ("Class II") to expire at the second annual meeting of shareholders following the classification and the term of office of the third class ("Class III") to expire at the third annual meeting of shareholders following the classification. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected to serve three-year terms and until their successors are elected and qualified, so that the term of one class of directors will expire each year. When the number of directors is changed pursuant to this
Section 2.2, any newly created directorships, or any decrease in directorships, shall be so apportioned among the classes so as to make all classes as nearly equal as possible, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Despite the expiration of a director's term, the director shall continue to serve until the director's successor is elected and qualified or the number of directors is decreased. Directors need not be residents of Oregon or shareholders of the Corporation.

         2.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings in or out of Oregon without notice other than the resolution.

         2.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any three directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place in or out of Oregon as the place for holding any special meeting of the Board of Directors called by them.

         2.5 Notice. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least 24 hours prior to the meeting by notice communicated in person, by telephone, telegraph, teletype, other form of wire or wireless communication, mail or private carrier. If written, notice shall be effective at the earliest of (a) when received, (b) three days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee.

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Notice by all other means shall be deemed effective when received by or on behalf of the director. Notice of any regular or special meeting need not describe the purposes of the meeting unless required by law or the Articles of Incorporation.

         2.6 Waiver of Notice. A director may at any time waive any notice required by law, these Bylaws or the Articles of Incorporation. Except as set forth below, the waiver must be in writing, be signed by the director entitled to the notice, specify the meeting for which notice is waived and be filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         2.7 Quorum. A majority of the number of directors fixed in accordance with Section 2.2 of these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         2.8 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation or these Bylaws.

         2.9      Meeting by Telephone Conference; Action Without Meeting.

                  (1) Directors may participate in a regular or special meeting by, or conduct the meeting through, use of any means of communications by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting by this means shall constitute presence in person at the meeting.

                  (2) Any action that is required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more written consents describing the action taken are signed by all of the directors entitled to vote on the matter and included in the minutes or filed with the corporate records reflecting the action taken. The action shall be effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

         2.10 Vacancies. Any vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the Board of Directors, the remaining directors if less than a quorum (by the vote of a majority thereof) or by a sole remaining director. Any vacancy not filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

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         2.11     Compensation. By resolution of the Board of Directors, the directors may be paid reasonable compensation for services as directors and their expenses of attending meetings of the Board of Directors.

         2.12 Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the action taken at the meeting unless (a) the director's dissent or abstention from the action is entered in the minutes of the meeting, (b) the director delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before any adjournment or to the Corporation immediately after the adjournment of the meeting or (c) the director objects at the beginning of the meeting or promptly upon the director's arrival to the holding of the meeting or transacting business at the meeting. The right to dissent or abstain is not available to a director who voted in favor of the action.

         2.13 Removal. The shareholders may remove one or more directors with or without cause at a meeting, unless the Articles of Incorporation provide for removal for cause only.

         2.14 Resignation. Any director may resign by delivering written notice to the Board of Directors, its chairperson or the Corporation. Unless the notice specifies a later effective date, a resignation notice shall be effective upon the earlier of (a) receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. Once delivered, a resignation notice is irrevocable unless revocation is permitted by the Board of Directors.

                                    ARTICLE 3

                             COMMITTEES OF THE BOARD

         3.1 Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members. The creation of a committee and appointment of members to it must be approved by a majority of all directors in office when the action is taken. Subject to any limitation imposed by the Board of Directors or by law, each committee may exercise all the authority of the Board of Directors in the management of the Corporation. A committee may not take any action that a committee is prohibited from taking by the Oregon Business Corporation Act.

         3.2 Changes of Size and Function. Subject to the provisions of law, the Board of Directors shall have the power at any time to change the number of committee members, fill committee vacancies, change any committee members and change the functions and terminate the existence of a committee.

         3.3 Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee shall adopt any further rules regarding its conduct,

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keep minutes and other records and appoint subcommittees and assistants as it deems appropriate.

         3.4 Compensation. By resolution of the Board of Directors, committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

                                    ARTICLE 4

                                    OFFICERS

         4.1 Appointment. The Board of Directors at its first meeting following its election each year shall appoint a Chief Executive Officer, President and a Secretary. At this meeting, or at any other time, the Board of Directors may appoint one of its members as Chairman of the Board. The Board of Directors or the Chief Executive Officer may appoint any other officers, assistant officers and agents. Any two or more offices may be held by the same person.

         4.2 Compensation. The Corporation may pay its officers reasonable compensation for their services as fixed from time to time by the Board of Directors or by the Chief Executive Officer with respect to officers appointed by the Chief Executive Officer.

         4.3 Term. The term of office of all officers commences upon their appointment and continues until their successors are appointed or until their resignation or removal.

         4.4 Removal. Any officer or agent appointed by the Board of Directors or the Chief Executive Officer may be removed by the Board of Directors at any time with or without cause. Any officer or agent appointed by the Chief Executive Officer may be removed by the Chief Executive Officer at any time with or without cause.

         4.5 Chairman of the Board. The Chairman of the Board, if that office is filled, shall preside at all meetings of the Board of Directors and shall perform any duties and responsibilities prescribed from time to time by the Board of Directors.

         4.6 Chief Executive Officer. Unless otherwise determined by the Board of Directors, the Chairman of the Board shall be the chief executive officer of the Corporation. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have authority to vote any shares of stock owned by the Corporation and to delegate this authority to any other officer.

         4.7 President. The President shall be the Chief Operating Officer of the Corporation and, subject to the control of the Board of Directors and Chief Executive Officer, shall be responsible for the general operation of the Corporation. The President shall have any other duties and responsibilities prescribed by the Board of Directors.

         4.8 Vice Presidents. Each Vice President shall perform duties and responsibilities prescribed by the Board of Directors or the Chairman of the Board or Chief Executive Officer.

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The Board of Directors, the Chairman of the Board or the Chief Executive Officer
may confer a special title upon a Vice President.

         4.9      Secretary.

                  (1) The Secretary shall record and keep the minutes of all meetings of the directors and shareholders in one or more books provided for that purpose and perform any duties prescribed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

                  (2) Any assistant secretary shall have the duties prescribed from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. In the absence or disability of the Secretary, the Secretary's duties shall be performed by an assistant secretary.

         4.10 Treasurer. The Treasurer shall have charge and custody and be responsible for all funds and securities of the Corporation and shall have other duties as prescribed from time to time by the Board of Directors, the Chairman of the Board or Chief Executive Officer.

                                    ARTICLE 5

                                 INDEMNIFICATION

         The Corporation shall indemnify to the fullest extent not prohibited by law, any current or former director or officer of the Corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise for any acts performed in good faith within the scope of the person's employment with the Corporation. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article. No amendment to these Bylaws that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later to occur of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in the Articles of Incorporation or any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

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                                    ARTICLE 6

                               ISSUANCE OF SHARES

         6.1 Adequacy of Consideration. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The authorization by the Board of Directors of the issuance of shares for stated consideration shall evidence a determination by the Board that such consideration is adequate.

         6.2      Certificates for Shares.

                  (1) Certificates representing shares of the Corporation shall be in any form determined by the Board of Directors consistent with the requirements of the Oregon Business Corporation Act and these Bylaws. The certificates shall be signed, either manually or in facsimile, by two officers of the Corporation, at least one of whom shall be the Chairman of the Board, the Chief Executive Officer or a Vice President, and may be sealed with the seal of the Corporation, if any, or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The signatures of officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or any assistant transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

                  (2) Every certificate for shares of stock that are subject to any restriction on transfer or registration of transfer pursuant to the Articles of Incorporation, these Bylaws, securities laws, a shareholders agreement or any agreement to which the Corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of the restriction and that the Corporation retains a copy of the full text. Every certificate issued when the Corporation is authorized to issue more than one class or series within a class of shares shall set forth on its face or back either (a) a summary of the designations, relative rights, preferences and limitations of the shares of each class and the variations in rights, preferences and limitations for each series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (b) a statement of the existence of those designations, relative rights, preferences and limitations and a statement that the Corporation will furnish a copy thereof to the holder of the certificate upon written request and without charge.

                  (3) All certificates surrendered to the Corporation for transfer shall be canceled. The Corporation shall not issue a new certificate for previously issued shares until the former certificate or certificates for those shares are surrendered and canceled; except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued on terms prescribed by the Board of Directors.

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

         6.3 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation, with powers and duties determined by the Board of Directors.

         6.4 Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

                                    ARTICLE 7

                 CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

         7.1 Contracts. Except as otherwise provided by law, the Board of Directors may authorize any officers or agents to execute and deliver any contract or other instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances.

         7.2 Loans. The Corporation shall not borrow money and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. This authority may be general or confined to specific instances.

         7.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed in the manner and by the officers or agents of the Corporation designated by the Board of Directors.

         7.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in those banks, trust companies or other depositories as the Board of Directors or officers of the Corporation designated by the Board of Directors select, or be invested as authorized by the Board of Directors.

                                    ARTICLE 8

                            MISCELLANEOUS PROVISIONS

         8.1 Severability. A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

         8.2 Amendments. These Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or the shareholders of the Corporation.

Adopted:  April 5, 2004

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